Exhibit 5.1
June 9, 2020
Board of Directors
Limoneira Company
1141 Cummings Road
Santa Paula, California 93060
Ladies and Gentleman:
We have acted as counsel to Limoneira Company, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) relating to the proposed sale by the Company from time to time of shares of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $150,000,000.
The Common Stock may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements thereto.
We have examined such documents, including the resolutions of the Board of Directors of the Company adopted on May 19, 2020 (the “Resolutions”), and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.
We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in each form incorporated by reference as exhibits to the Registration Statement.
Based on the foregoing, we are of the opinion that when the terms of the issuance and sale of the Common Stock have been duly authorized by the Company and the Common Stock has been duly issued and sold against payment of the purchase price thereof and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Common Stock will be validly issued, fully paid, and non-assessable.
In rendering the opinion set forth above, we have assumed that, at the time of the authentication and delivery of Common Stock, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Common Stock, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of the Common Stock will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the

June 9, 2020

terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company. We have also assumed there will be a sufficient number of authorized shares of Common Stock available at the time of issuance of the Common Stock as contemplated by the Registration Statement and any applicable prospectus supplement.
Our opinion expressed above is limited to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws) and the federal laws of the United States of America.
This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law that may occur after the date of this opinion letter that might affect the opinion expressed herein.
We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus included therein.
Very truly yours,
/s/ Squire Patton Boggs (US) LLP